UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FirstEnergy Corp.
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[The following letter will be mailed to certain beneficial holders of FirstEnergy Corp.’s common stock.]

76 South Main Street

Akron, Ohio 44308

George M. Smart

Independent Chairman of the Board

May 3, 2018

[Dear Shareholder:]

Eighteen months ago, your Company announced its plan to move away from the uncertainty of commodity-exposed generation and fully focus on opportunities in its regulated distribution and transmission businesses. FirstEnergy supported its competitive subsidiaries as they pursued a range of alternatives, including selling generation assets, advocating for legislative and regulatory solutions, and announcing plant deactivations. On March 31, 2018, the Boards of Directors of FirstEnergy Solutions Corp. (FES) and FirstEnergy Nuclear Operating Company (FENOC) approved a Chapter 11 filing for FES, its subsidiaries, and FENOC. The filing does not involve FirstEnergy Corp. or its distribution, transmission, regulated generation and Allegheny Energy Supply subsidiaries.

The voluntary bankruptcy filings by FES and FENOC represent a significant event in your Company’s strategy to become a fully regulated utility company with a stronger balance sheet, solid cash flows and more predictable earnings. Furthermore, your Company has outlined growth opportunities for its distribution and transmission businesses that are expected to produce stable, long-term value to shareholders.

Your Board is dedicated to representing your interests as the Company implements these strategies. This commitment guided us throughout the 30 years I was privileged to serve on the Board of FirstEnergy and its predecessor, Ohio Edison, and it will continue when Donald Misheff succeeds me as non-executive Chairman at our 2018 Annual Meeting of Shareholders, to be held May 15.

We also want to ensure that you have the information you need about the important issues that will come before investors at the Annual Meeting of Shareholders. A full explanation of our position on each of these items is available in the proxy statement for the Annual Meeting of Shareholders which can be found at www.firstenergycorp.com/financialreports.

Your Board of Directors recommends voting “FOR” the election of the nominees in Item 1 and the proposals in Items 2 through 6.

•	Elect the 12 nominees named in the proxy statement (Item 1)

•	Ratify the appointment of our independent registered public accounting firm for 2018 (Item 2)

•	Approve, on an advisory basis, named executive officer (NEO) compensation, also known as “Say-on-Pay” (Item 3)

•	Approve a management proposal to amend your Company’s Amended Articles of Incorporation and Amended Code of Regulations to replace existing supermajority voting requirements with a majority voting power threshold (Item 4)

•	Approve a management proposal to amend your Company’s Amended Articles of Incorporation and Amended Code of Regulations to implement majority voting for uncontested director elections (Item 5)

•	Approve a management proposal to amend your Company’s Amended Code of Regulations to implement proxy access (Item 6)

This is the third time in recent years your Board is attempting to secure shareholder support on the subjects of simple majority vote and proxy access, and the second time in recent years for the proposal related to a majority vote in uncontested director elections. As noted in each proposal, your Board cannot unilaterally adopt the proposed amendments because a shareholder vote is necessary under your Company’s governing documents.

In addition, your Board of Directors also recommends that you vote “AGAINST” the shareholder proposal in Item 7.

Corporate Governance

Your Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

•	Separate independent Board Chairman and Chief Executive Officer (CEO)

•	All directors are independent, other than the CEO, and are elected annually

•	Board committees are comprised entirely of independent directors

•	Our Director Resignation Policy requires any director nominee in an uncontested director election who receives a majority withheld votes to tender his or her resignation

•	Diversity is reflected in our Board composition, including 58% of our nominees joining your Board since the beginning of 2013 and 33% diverse nominees, including three female nominees

•	The Corporate Governance Committee and Board engage in rigorous director succession planning

•	Mandatory director retirement age of 72 per our Corporate Governance Policies

•	Shareholders of 25 percent or more of our shares outstanding and entitled to vote have the right to call a special meeting

•	Ongoing active shareholder engagement and outreach

Additional information regarding key facts about your Board and our corporate governance practices can be found in our proxy statement in the Proxy Statement Summary on page iii and the Corporate Governance and Board of Directors Information section beginning on page 12.

Named Executive Officer Compensation

Your Board seeks your support to vote “FOR” Item 3, our “Say-on-Pay” advisory vote on NEO compensation. After robust benchmarking and shareholder outreach, the Compensation Committee and your Board approved a number of key changes effective in both 2017 and 2018 to better align executive pay with shareholder interests, including:

•	Froze base salaries and target opportunity levels as a percent of base salary, in the aggregate, for short-term and long-term incentive compensation for Section 16 Insiders (excluding promotions) in both 2017 and 2018;

•	In addition to no base salary increase in 2017 and 2018, the CEO voluntarily reduced his Short-Term Incentive Program (FE STIP) and Long-Term Incentive Program (FE LTIP) target opportunities in 2017 and 2018 to the levels established in 2015;

•	Increased CEO stock ownership guidelines from 6X to 7X in 2017;

•	Further linked our compensation programs to key drivers of shareholder value;

•	Re-designed the FE LTIP beginning in 2018, as follows:

•	Added a relative Total Shareholder Return (TSR) modifier and a TSR cap;

•	Moved from setting goals annually to establishing 3-year cumulative goals; and

•	Continued a focus on 100% performance-based long-term incentives;

•	Eliminated the one remaining overlapping metric in FE STIP and FE LTIP in 2018 – safety – although it remains a key focus in our STIP;

•	Increased goal rigor in our incentive programs for 2017 and 2018;

•	Improved calibration of incentive payout to performance levels to better align pay with performance in 2017 and 2018;

•	Maintained current payout caps on FE STIP of 150% of target and FE LTIP at 200% of target; and

•	Added an absolute TSR modifier and cap for outstanding 2016-2018 and 2017-2019 LTIP grants for certain key executives to better align pay and performance.

In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis for a more detailed discussion of our executive compensation programs and practices, beginning on page 52 of the proxy statement. Your Board of Directors strongly believes that these changes, in conjunction with continued shareholder outreach, are in the best interests of shareholders and I urge you to vote “FOR” our “Say-on-Pay” advisory vote on NEO compensation (Item 3).

Please vote today — your vote is important. Thank you for your ongoing support of FirstEnergy.

Sincerely,

George M. Smart

Forward-Looking Statements: This letter includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit of commodity-based generation that minimizes cash outflows and associated liabilities, including, without limitation, the losses, guarantees, claims and other obligations of FirstEnergy Corp., together with its consolidated subsidiaries (FirstEnergy) as such relate to the entities previously consolidated into FirstEnergy, including FirstEnergy Solutions Corp.(FES), its subsidiaries and FirstEnergy Nuclear Operating Company (FENOC), which have recently filed for bankruptcy protection; the potential for litigation and demands for payment against FirstEnergy by FES and FENOC or certain of their creditors; the risks associated with the bankruptcy cases of FES, its subsidiaries and FENOC, including, but not limited to, third-party motions in the cases that could adversely affect FirstEnergy, its liquidity or results of operations; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to operate as a fully regulated business; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to grow earnings in our regulated businesses, continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; the uncertainties associated with the deactivation of our remaining commodity-based generating units, including the impact on vendor commitments, and as it relates to the reliability of the transmission grid, the timing thereof; costs being higher than anticipated and the success of our policies to control costs; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings; changes in customers’ demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic and weather conditions affecting future sales, margins and operations, such as significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting FirstEnergy and/or our major industrial and commercial customers, and other counterparties with which we do business; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business, including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of PJM Interconnection, L.L.C. (PJM) wholesale energy and capacity markets and cost-of-service rates, as well as FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated’s realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration’s required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.’s common stock, and thereby on FirstEnergy Corp.’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in our filings with the SEC, including but not limited to the most recent Quarterly Report on Form 10-Q, which risk factors supersede and replace the risk factors contained in the Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.